EXHIBIT 99.2


                           Confidentiality Agreement

This Confidentiality Agreement (the "Confidentiality Agreement") is made and entered into as of December 16, 2002, by and between Reuters America Inc. ("REUTERS"), a Delaware corporation, and MULTEX.COM, INC., a Delaware corporation ("MULTEX").

                                    Recitals

WHEREAS, REUTERS and MULTEX are interested in pursuing a potential business arrangement (the "Potential Transaction"); and

WHEREAS, REUTERS wishes to receive confidential and proprietary information from MULTEX and MULTEX wishes to receive confidential and proprietary information from REUTERS solely for the purposes of (1) studying the feasibility of the Potential Transaction and (2) possibly negotiating a definitive agreement by and between REUTERS and MULTEX regarding the Potential Transaction (the "Definitive Agreement").

NOW, THEREFORE, in consideration of the disclosures to be made by REUTERS and by MULTEX pursuant to this Confidentiality Agreement and the covenants entered into by REUTERS and by MULTEX herewith, the parties agree as follows (it being understood and agreed that REUTERS and MULTEX are also agreeing to cause their respective Representatives (as defined below) to comply with the provisions hereof):

1. For purposes of this Confidentiality Agreement, the term "Evaluation Material" shall mean and include all oral, written, tangible and/or intangible information and any other material in any form concerning the disclosing party (the "Disclosing Party") provided by the Disclosing Party and/or any of its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants), controlling persons within the meaning of Section 20 of the Securities Act of 1934, as amended, or other agents or their sources of financing for the Potential Transaction (collectively, the "Representatives") to the other party and/or its Representatives (the "Receiving Party") from time to time on and after the date of this Confidentiality Agreement and all notes, extracts, digests, computer files, analyses, compilations, studies, interpretations, documents or other materials (in any form or medium) prepared by the Receiving Party which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiving Party. For the purposes of this Confidentiality Agreement, the term "Evaluation Material" does not include any information which (a) is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the Receiving Party prohibited hereunder), (b) was available to the Receiving Party on a non-confidential basis from a source other than Disclosing Party or any of its Representatives (provided that such source is not or was not known by the Receiving Party to be bound by a confidentiality agreement with or obligation to the Disclosing Party preventing such disclosure), or (c) was independently developed by the Receiving Party without reliance upon any Evaluation Material of the Disclosing Party.

2. The Receiving Party agrees to safeguard the Evaluation Material from disclosure prohibited hereunder using at least the same degree of care it employs with respect to its own confidential information of a similar nature. The Evaluation Material shall be used



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solely for the purpose of evaluating the Potential Transaction and negotiating the terms thereof and of the Definitive Agreement and, except for that purpose, will not be used in any way directly or indirectly detrimental to or competitive with the Disclosing Party or any Representative or purchaser of the Disclosing Party. Except as required by applicable law, regulation or legal process, including Regulation FD under the U.S. securities laws, or by exchange rule, regulation or request, and subject to Paragraph 3 below, unless otherwise set forth in a Definitive Agreement executed by MULTEX and REUTERS, such information shall be kept confidential by the Receiving Party in accordance with the terms hereof. If the Receiving Party is required to make disclosure of any Evaluation Material as set forth in the preceding sentence, it shall give written notice as far in advance thereof as reasonably practicable to the Disclosing Party in order to afford Disclosing Party an opportunity to discuss with the Receiving Party whether and to what extent disclosure is required and if desired, and to the extent reasonably practicable, to seek a protective order against such disclosure. The Receiving Party shall disclose the Evaluation Material or portions thereof solely to those Representatives of the Receiving Party who need to know such information for the purpose of evaluating the Potential Transaction or negotiating the Definitive Agreement. Prior to disclosing the Evaluation Material to a Representative, the Representative shall be informed of the confidential nature of the Evaluation Material and shall be directed by the Receiving Party to treat such Evaluation Material pursuant to the terms of this Confidentiality Agreement. The Receiving Party agrees to be responsible for any breach of this Confidentiality Agreement by any of its Representatives and to indemnify and hold the Disclosing Party harmless for any claims, damages or other losses arising therefrom or relating thereto.

3. At any time upon the request of the Disclosing Party for any reason, the Receiving Party shall promptly deliver to a Contact (as defined below) of the Disclosing Party or destroy (pursuant to the terms of the following sentence) all written or other tangible forms of Evaluation Material (and any copies thereof) furnished to Receiving Party or any of its Representatives, by or on behalf of the Disclosing Party and/or any of its Representatives. In the event of such a decision or request, all Evaluation Material not returned to the Disclosing Party (including without limitation all copies thereof, all Evaluation Material in any form or other medium prepared by the Receiving Party and/or any of its Representatives and/or all intangible Evaluation Material provided by or on behalf of the Disclosing Party and/or any or its Representatives) shall be destroyed, no copy thereof shall be retained and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party and, as applicable, each of its Representatives supervising such destruction. Notwithstanding the provisions of this Section 4, the Receiving Party's general counsel may retain one set of Evaluation Material in her or his records for a period not to exceed one (1) year following a party's decision not to proceed with the Potential Transaction solely for evidentiary purposes in the event that any dispute arises relating to the confidentiality obligations of the parties hereunder; provided that following the expiration of such one (1) year period, such general counsel shall dispose of such Evaluation Material in the manner described in this
Section 3. Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and all of its Representatives shall continue to be bound by their obligations of confidentiality and other obligations hereunder.

4. In view of the fact that the Evaluation Material consists of confidential and non-public information, without the prior written consent of the Disclosing Party, except as required by applicable law, regulation or legal process or by exchange rule, regulation or

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request, and subject to Paragraph 2 above (including the advance notice provisions), the Receiving Party shall not, and shall direct all of its Representatives not to, disclose to any other party either the fact that any investigations, discussions or negotiations are taking place concerning a possible transaction between MULTEX and REUTERS, or that either party has requested or received Evaluation Material from the other party, or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof. The Receiving Party acknowledges that it is aware that the securities laws of the United States prohibit any person who has material, non-public information concerning the Disclosing Party or a Potential Transaction from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information, and that similar obligations exist under securities law and regulation in the United Kingdom.

5. A list of contacts for each party for due diligence and negotiation purposes with regard to the Potential Transaction is attached hereto as Exhibit A, which may be amended from time to time by the appropriate party (the "Contacts"). It is understood that with regard to the Potential Transaction all (a) communications, (b) requests for additional information, (c) requests for facility tours or management meetings, and (d) discussions or questions regarding procedures shall be submitted or directed only to a Contact.

6. The Receiving Party understands and acknowledges that neither the Disclosing Party nor any of its Representatives is making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, and neither the Disclosing Party nor any of its Representatives shall have any liability to Receiving Party, any of its Representatives and/or any other party resulting from their use of or reliance upon the Evaluation Material. The Receiving Party and its Representatives understand that the Evaluation Material is not designed to satisfy the requirements of federal or state securities laws. Only those representations and warranties that are made in a Definitive Agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such Definitive Agreement, shall have any legal effect. Each party reserves the right in its sole discretion to change its procedures regarding the Potential Transaction at any time without prior notice to the other party or any of the other party's Representatives or any other party, reject any proposal made by the other party, any of its Representatives or any other party and to terminate the discussions or negotiations for any reason, without any liability therefor.

7. The Receiving Party acknowledges that remedies at law may be inadequate to protect the Disclosing Party against any actual or threatened breach of this Confidentiality Agreement. Accordingly, the Disclosing Party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the terms of this Confidentiality Agreement, in addition to all other remedies available to the Disclosing Party at law or in equity.

8. No failure or delay by either party in exercising any right power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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9. Neither this paragraph nor any other provision in this Confidentiality
Agreement can be waived or amended except by the express written consent of each party hereto, which consent shall specifically refer to this paragraph (or such other provision) and explicitly make such waiver or amendment. This Confidentiality Agreement sets forth the entire agreement and understanding of the parties, and supersedes all prior agreements, arrangements and understandings (including the Nondisclosure Agreement dated May 5, 2000), relating to the subject matter hereof.

10. This Confidentiality Agreement is for the benefit of MULTEX and REUTERS and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

11. Unless and until a Definitive Agreement is executed by all parties hereto, neither MULTEX nor REUTERS shall be under any obligation of any kind whatsoever with respect to the Potential Transaction.

12. This Confidentiality Agreement shall be in force from the date hereof for a period of three (3) years following the last disclosure or discussions hereunder. IN WITNESS WHEREOF, the parties hereto have signed this Confidentiality Agreement as of the date first written above.

REUTERS AMERICA INC.                        MULTEX.COM, INC.



By: /s/ Christopher J. Ahearn               By: /s/ Edward Fargis
    -----------------------------------         -----------------------------
Name: Christopher J. Ahearn                 Name: Edward C. Fargis
      ---------------------------------           ---------------------------
Title: President - Corporates & Media       Title: V.P. & General Counsel
       --------------------------------            --------------------------
Date: December 17, 2002                     Date: December 17, 2002
      ---------------------------------           ---------------------------



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                                   EXHIBIT A
                                    CONTACTS

REUTERS' Contacts:

Chief Executive Officer                                 Thomas Glocer
President - Corporates & Media                          Chris Ahearn
SVP, Finance - Corporates & Media                       William Hickson
President - Business Technology Group                   Graham Albutt
Global Head of Data                                     David Byrnes
VP, Business Development                                Russell Haworth
VP & Principal Legal Counsel, Corporate                 Stephen Lehman
MULTEX's Contacts:

Chief Executive Officer                                 Isaak Karaev
Chief Financial Officer                                 Jeffrey Geisenheimer
General Counsel                                         Edward Fargis



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